Exhibit 10.18

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this              day of                     , 2006, by and between KBR, Inc., a Delaware corporation, (the “Company”) and the undersigned Director (“Director”).

W I T N E S S E T H

WHEREAS, Director is a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company; and

WHEREAS, the Company has purchased and presently maintains a policy or policies of Directors’ and Officers’ Liability Insurance (“D&O Insurance”) covering certain liabilities which may be incurred by the directors and officers of the Company in the performance of their services for the Company; and

WHEREAS, developments with respect to the provisions of D&O Insurance and with respect to the application, amendment and enforcement of statutory, charter and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection accorded to directors thereby and may increase the difficulty of attracting and retaining qualified persons to serve as directors of the Company; and

WHEREAS, the Board of Directors of the Company has determined that difficulties relating to the attraction and retention of such persons would be detrimental to the best interests of the Company and of its stockholders and that the Company should act to assure such persons that there will be increased certainty of indemnification protection in the future; and

WHEREAS, the Delaware General Corporation Law and the Bylaws of the Company (the “Bylaws”) provide that they are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, and thereby contemplate that contracts may be entered into between the Company and members of its Board of Directors with respect to indemnification of such directors; and

WHEREAS, in order to lessen or alleviate the aforementioned concerns and thereby induce Director to serve and to continue to serve as a member of the Board of Directors of the Company, the Company has determined that it is in its best interests to enter into this Agreement with Director;

NOW, THEREFORE, in consideration of the above premises and of Director’s continued service as a member of the Company’s Board of Directors after the date hereof, the parties hereto agree as follows:

1. Indemnification—General. The Company shall, to the fullest extent, and only to the extent, permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, indemnify and hold Director harmless from and against any and all losses, liabilities, claims, damages and Expenses (as hereinafter defined) arising out of any event or occurrence related to the fact that Director is or was a Director of the Company or is or was serving in another Corporate Status. The rights of Director provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement.

2. Proceedings Other than Proceedings by or in the Right of the Company. Director shall be entitled to the indemnification rights provided in this Section 2 if, by reason of Director’s Corporate Status (as hereinafter defined), Director is, or is threatened to be made, a party to, or is or is required to prepare to be a witness to, any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Pursuant to this Section 2, Director shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Director or on Director’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Director acted in good faith and in a manner Director reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Director’s conduct was unlawful.

3. Proceedings by or in the Right of the Company. Director shall be entitled to the indemnification rights provided in this Section 3, if, by reason of Director’s Corporate Status, Director is, or is threatened to be made, a party to, or is or is required to prepare to be a witness to, any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Director shall be indemnified against Expenses actually and reasonably incurred by Director or on Director’s behalf in connection with such Proceeding if Director acted in good faith and in a manner Director reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Director shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company despite such adjudication of liability, if and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine.

4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Director is, by reason of Director’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Director shall be indemnified against all Expenses actually and reasonably incurred by Director or on Director’s behalf in connection therewith. If Director is not wholly successful in such Proceeding but is successful on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Director against all Expenses actually and reasonably incurred by Director or on Director’s behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Contribution. In the event that the indemnity contained in Sections 2, 3 or 4 of this Agreement is unavailable or insufficient to hold Director harmless in a Proceeding described therein, then in accordance with the non-exclusivity provisions of the Delaware General Corporation Law and the Bylaws, and separate from and in addition to, the indemnity provided elsewhere herein, the Company shall contribute to Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Director in connection with such Proceeding or any claim, issue or matter therein, in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company on the one hand and Director on the other in the acts, transactions or matters to which the Proceeding relates and other equitable considerations.

6. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Director shall submit to the Company a written request, including such documentation and information as is reasonably available to Director and is reasonably necessary to determine whether and to what extent Director is entitled to indemnification. The determination of Director’s entitlement to indemnification shall be made not later than 90 days after receipt by the Company of the written request for indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Director has requested indemnification.

(b) Director’s entitlement to indemnification or contribution under any of Sections 2, 3, 4 and 5 of this Agreement shall be determined in the manner provided under this Section 6(b).

(i) If there has been no Change of Control (as hereinafter defined) at the time the request for indemnification is submitted, Director’s entitlement to indemnification shall be determined (i) by the Board of Directors by a majority vote of a quorum of the Board consisting of Disinterested Directors (as hereinafter defined); (ii) by Independent Counsel (as hereinafter defined), in a written opinion if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs; or (iii) by the stockholders of the Company.

(ii) If there has been a Change of Control at the time the request for indemnification is submitted, Director’s entitlement to indemnification shall be determined in a written opinion by Independent Counsel.

(iii) If, with regard to Section 5 of this Agreement, such a determination is not permitted by law or, in the case of a determination to be made pursuant to Section 6(b)(i), if a quorum of Disinterested Directors so directs, such determination shall be made by the Court of Chancery of the State of Delaware or the court in which the Proceeding giving rise to the claim for indemnification is brought.

(c) In the event that the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 6(c).

(i) If there has been no Change of Control at the time the request for indemnification is submitted, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Director advising Director of the identity of the Independent Counsel so selected within ten days after receipt of the request for indemnification. Director may, within fourteen days after receipt of such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If, within 30 days after submission by Director of a written request for indemnification pursuant to Section 6(a) of this Agreement, no Independent Counsel shall have been selected pursuant to the terms of this Section 6(c)(i), or if selected shall have been objected to, in accordance with this Section 6(c)(i), either the Company or Director may petition the Court of Chancery of the State of Delaware for a determination as to whether Director’s objection, if any, has been made without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and any person so appointed shall act as Independent Counsel under Section 6(b) of this Agreement.

(ii) If there has been a Change of Control at the time the request for indemnification is submitted, Director shall give the Company written notice advising of the identity and address of the Independent Counsel selected by Director. The Company may, within seven days after receipt of such written notice of selection, deliver to Director a written objection to such selection. Director may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to Director a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Director may petition the Court of Chancery of the State of Delaware for a determination that the Company’s objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by such court.

(iii) The Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which any Independent Counsel is selected or appointed.

(d) The procedures and presumptions provided for under Article V, Section 8 of the Bylaws as in effect on the date hereof shall be applicable to any determination of entitlement to indemnification under this Section 6.

7. Advancement of Expenses. The Company shall advance all reasonable Expenses incurred by or on behalf of Director in connection with any Proceeding within 20 days after the receipt by the Company of a statement or statements from Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Director shall, and hereby undertakes to, repay any Expenses advanced if it shall ultimately be determined that Director is not entitled to be indemnified against such Expenses.

8. Presumptions and Effect of Certain Proceedings. The termination of any proceeding described in any of Sections 2, 3 or 4 of this Agreement, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Director to indemnification or create a presumption that Director did not act in good faith and in a manner which Director reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Director had reasonable cause to believe that Director’s conduct was unlawful.

9. Term of Agreement. All agreements and obligations of the Company contained herein shall commence as of the time Director commenced to serve as a director, officer, employee or agent of the Company (or commenced to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise) and shall continue for so long as Director shall so serve or shall be, or could become, subject to any possible Proceeding in respect of which Director is granted rights of indemnification or advancement of Expenses hereunder.

10. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any Proceeding, Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to notify the Company will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such Proceeding as to which Director notifies the Company of the commencement thereof:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from the Company to Director of its election so to assume the defense thereof, the Company will not be liable to Director under this Agreement for any legal or other Expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ its counsel in such Proceeding but the fees and Expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, or (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in (ii) above.

(c) The Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent. Neither the Company nor Director will unreasonably withhold their consent to any proposed settlement.

11. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Director to continue as a director of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

(b) In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director’s reasonable Expenses in bringing and pursuing such action.

12. Non-Exclusivity of Rights. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Director may at any time be entitled under applicable law, the Certificate of Incorporation of the Company, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.

13. Definitions. For purposes of this Agreement:

(a) “Change of Control” means a change in control of the Company after both the Trigger Date (as hereinafter defined) and the date Director acquired Director’s Corporate Status, which shall be deemed to have occurred in any one of the following circumstances occurring after such date: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that notwithstanding the foregoing, the distribution of the shares of the Company’s common stock in one or multiple transactions by Halliburton Company, a Delaware corporation (“Halliburton”), to its stockholders shall not be a Change of Control.

(b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who is not and was not at any time a party to the Proceeding in respect of which indemnification is sought by Director.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Director in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Director in an action to determine Director’s rights under this Agreement.

(f) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by Director pursuant to Article V, Section 10 of the Bylaws to enforce Director’s rights under Article V of the Bylaws.

(g) “Trigger Date” means the date on which Halliburton shall first cease to beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, stock representing in the aggregate a majority of the voting power of all then outstanding shares of capital stock of the Company generally entitled to vote in the election of directors, voting together as a single class.

14. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

15. Governing Law; Binding Effect; Amendment and Termination.

(a) THIS AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(b) This Agreement shall be binding upon Director and upon the Company, its successors and assigns, and shall inure to the benefit of Director, Director’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing by the parties.

The parties have executed this Agreement as of the day and year first above written.

KBR, INC.

By:
William P. Utt
President and Chief Executive Officer

Print name:
Director

9